Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plus Therapeutics, Inc. (formerly Cytori Therapeutics, Inc.)

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S1 (No. 333-229385, 333-227485, 333-226205, 333-224502, 333-219967, 333-215365, 333-210628) and Form S-3 (No. 333-217988, 333-172787, 333-169822, 333-157023, 333-140875, 333-134129, 333-153233, 333-159912, 333-192409, 333-200090, 333-195846, and 333-216947) and Form S-8 (No. 333-223566, 333-210211, 333-202858, 333-181764, 333-122691, and 333-82074) of Plus Therapeutics, Inc. (formerly Cytori Therapeutics, Inc.) (“Company”) of our report dated March 29, 2019, except as to the effects of reverse stock split and discontinued operations discussed in Notes 1 and 3 which are as of September 10, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.  Our report contains explanatory paragraphs regarding the Company’s ability to continue as a going concern and revision due to discontinued operations and reverse stock split.

/s/ BDO USA, LLP

San Diego, CA

September 10, 2019